ECLIPSE FUNDS INC.

ARTICLES SUPPLEMENTARY

Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter referred to as the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:                       Under powers contained in Article V, Section 5.7 of the charter of the Corporation (the “Charter”) and pursuant to Sections 2-105(a)(9), 2-105(c), 2-208, and 2-208.1 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board”), by resolutions duly adopted at  meetings held on December 6-7, 2007:

•
increased the total number of shares of capital stock which the corporation shall have the authority to issue by 5 billion, 800 million (5,800,000,000) shares of the par value of one cent ($0.01) per share and of the aggregate par value of 58 million dollars ($58,000,000), all of which shares are designated as common stock without further classification; and

•
reclassified 250 million (250,000,000) authorized but unissued shares of All Cap Value Fund, Class A Shares, par value $0.01 per share, as common stock par value $0.01 per share, without further classification; reclassified  250 million (250,000,000) authorized but unissued shares of All Cap Value Fund, Class B Shares, par value $0.01 per share, as common stock, par value $0.01 per share, without further classification; reclassified 250 million (250,000,000) authorized but unissued shares of All Cap Value Fund, Class C Shares, par value $0.01 per share, as common stock, par value $0.01 per share, without further classification; reclassified 250 million (250,000,000) authorized but unissued shares of All Cap Value Fund, Class I Shares, par value $0.01 per share, as common stock, par value $0.01 per share, without further classification; reclassified 50 million (50,000,000) authorized but unissued shares of All Cap Value Fund, Class R1 Shares, par value $0.01 per share, as common stock, par value $0.01 per share, without further classification; and reclassified 50 million (50,000,000) authorized but unissued shares of All Cap Value Fund, Class R2 Shares, par value $0.01 per share, as common stock, par value $0.01 per share, without further classification;

•
reclassified 800 million (800,000,000) authorized but unissued shares of common stock, par value $0.01 per share, without further classification, as follows, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of Common Stock, par value $0.01 per share, of the Corporation as set forth set forth in Article V of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally :

Name of Series	Name of Class	Authorized Shares (in Millions)

130/30 High Yield Fund	A	200
	C	200
	I	200
	Investor	200

•
reclassified 4 billion, (4,000,000,000) authorized but unissued shares of common stock, par value $0.01 per share, without further classification, as follows, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of Common Stock, par value $0.01 per share, of the Corporation as set forth set forth in Article V of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally:

Name of Series	Name of Class	Authorized Shares (in Millions)
MainStay 130/30 Core Fund	Investor	200
MainStay 130/30 Growth Fund	Investor	200
MainStay 130/30 International Fund	Investor	200
MainStay All Cap Growth Fund	Investor	200
MainStay Conservative Allocation Fund	Investor	200
MainStay Floating Rate Fund	Investor	200
MainStay Growth Allocation Fund	Investor	200
MainStay Growth Equity Fund	Investor	200
MainStay Income Manager Fund	Investor	200
MainStay Indexed Bond Fund	Investor	200
MainStay Intermediate Term Bond Fund	Investor	200
MainStay Moderate Allocation Fund	Investor	200
MainStay Moderate Growth Allocation Fund	Investor	200
MainStay Retirement 2010 Fund	Investor	200
MainStay Retirement 2020 Fund	Investor	200
MainStay Retirement 2030 Fund	Investor	200
MainStay Retirement 2040 Fund	Investor	200
MainStay Retirement 2050 Fund	Investor	200
MainStay S&P 500 Index Fund	Investor	200
MainStay Short Term Bond Fund	Investor	200

            SECOND:                                 Immediately after these Articles Supplementary are accepted for record by the SDAT, the authorized classes and series of Common Stock of the Corporation shall be as follows:

Name of Series	Name of Class	Authorized Shares (in Millions)
MainStay 130/30 Core Fund	A	200
MainStay 130/30 Core Fund	C	200
MainStay 130/30 Core Fund	I	200
MainStay 130/30 Core Fund	Investor	200
MainStay 130/30 Growth Fund	A	200
MainStay 130/30 Growth Fund	C	200
MainStay 130/30 Growth Fund	I	200
MainStay 130/30 Growth Fund	Investor	200
MainStay 130/30 High Yield Fund	A	200
MainStay 130/30 High Yield Fund	C	200
MainStay 130/30 High Yield Fund	I	200
MainStay 130/30 High Yield Fund	Investor	200
MainStay 130/30 International Fund	A	200
MainStay 130/30 International Fund	C	200
MainStay 130/30 International Fund	I	200
MainStay 130/30 International Fund	Investor	200
MainStay All Cap Growth Fund	A	250
MainStay All Cap Growth Fund	B	250
MainStay All Cap Growth Fund	C	250
MainStay All Cap Growth Fund	I	250
MainStay All Cap Growth Fund	R1	50
MainStay All Cap Growth Fund	R2	50
MainStay All Cap Growth Fund	Investor	200
MainStay Cash Reserves Fund	I	2700
MainStay Cash Reserves Fund	Sweep Shares	2650
MainStay Conservative Allocation Fund	A	250
MainStay Conservative Allocation Fund	B	250
MainStay Conservative Allocation Fund	C	250
MainStay Conservative Allocation Fund	I	250
MainStay Conservative Allocation Fund	R1	50
MainStay Conservative Allocation Fund	R2	50
MainStay Conservative Allocation Fund	Investor	200
MainStay Floating Rate Fund	A	250
MainStay Floating Rate Fund	B	250
MainStay Floating Rate Fund	C	250
MainStay Floating Rate Fund	I	250
MainStay Floating Rate Fund	Investor	200
MainStay Growth Allocation Fund	A	250
MainStay Growth Allocation Fund	B	250
MainStay Growth Allocation Fund	C	250
MainStay Growth Allocation Fund	I	250
MainStay Growth Allocation Fund	R1	50
MainStay Growth Allocation Fund	R2	50
MainStay Growth Allocation Fund	Investor	200
MainStay Growth Equity Fund	A	250
MainStay Growth Equity Fund	B	250
MainStay Growth Equity Fund	C	250
MainStay Growth Equity Fund	I	250
MainStay Growth Equity Fund	Investor	200
MainStay Income Manager Fund	A	250
MainStay Income Manager Fund	B	250
MainStay Income Manager Fund	C	250
MainStay Income Manager Fund	I	250
MainStay Income Manager Fund	R1	50
MainStay Income Manager Fund	R2	50
MainStay Income Manager Fund	Investor	200
MainStay Indexed Bond Fund	A	250
MainStay Indexed Bond Fund	B	250
MainStay Indexed Bond Fund	C	250
MainStay Indexed Bond Fund	I	250
MainStay Indexed Bond Fund	R1	50
MainStay Indexed Bond Fund	R2	50
MainStay Indexed Bond Fund	Investor	200
MainStay Intermediate Term Bond Fund	A	250
MainStay Intermediate Term Bond Fund	B	250
MainStay Intermediate Term Bond Fund	C	250
MainStay Intermediate Term Bond Fund	I	250
MainStay Intermediate Term Bond Fund	R1	50
MainStay Intermediate Term Bond Fund	R2	50
MainStay Intermediate Term Bond Fund	Investor	200
MainStay Large Cap OpportunityFund	A	250
MainStay Large Cap OpportunityFund	B	250
MainStay Large Cap OpportunityFund	C	250
MainStay Large Cap OpportunityFund	I	250
MainStay Moderate Allocation Fund	A	250
MainStay Moderate Allocation Fund	B	250
MainStay Moderate Allocation Fund	C	250
MainStay Moderate Allocation Fund	I	250
MainStay Moderate Allocation Fund	R1	50
MainStay Moderate Allocation Fund	R2	50
MainStay Moderate Allocation Fund	Investor	200
MainStay Moderate Growth Allocation Fund	A	250
MainStay Moderate Growth Allocation Fund	B	250
MainStay Moderate Growth Allocation Fund	C	250
MainStay Moderate Growth Allocation Fund	I	250
MainStay Moderate Growth Allocation Fund	R1	50
MainStay Moderate Growth Allocation Fund	R2	50
MainStay Moderate Growth Allocation Fund	Investor	200
MainStay Retirement 2010 Fund	A	200
MainStay Retirement 2010 Fund	I	200
MainStay Retirement 2010 Fund	R1	50
MainStay Retirement 2010 Fund	R2	50
MainStay Retirement 2010 Fund	R3	50
MainStay Retirement 2010 Fund	Investor	200
MainStay Retirement 2020 Fund	A	200
MainStay Retirement 2020 Fund	I	200
MainStay Retirement 2020 Fund	R1	50
MainStay Retirement 2020 Fund	R2	50
MainStay Retirement 2020 Fund	R3	50
MainStay Retirement 2020 Fund	Investor	200
MainStay Retirement 2030 Fund	A	200
MainStay Retirement 2030 Fund	I	200
MainStay Retirement 2030 Fund	R1	50
MainStay Retirement 2030 Fund	R2	50
MainStay Retirement 2030 Fund	R3	50
MainStay Retirement 2030 Fund	Investor	200
MainStay Retirement 2040 Fund	A	200
MainStay Retirement 2040 Fund	I	200
MainStay Retirement 2040 Fund	R1	50
MainStay Retirement 2040 Fund	R2	50
MainStay Retirement 2040 Fund	R3	50
MainStay Retirement 2040 Fund	Investor	200
MainStay Retirement 2050 Fund	A	200
MainStay Retirement 2050 Fund	I	200
MainStay Retirement 2050 Fund	R1	50
MainStay Retirement 2050 Fund	R2	50
MainStay Retirement 2050 Fund	R3	50
MainStay Retirement 2050 Fund	Investor	200
MainStay S&P 500 Index Fund	A	250
MainStay S&P 500 Index Fund	B	250
MainStay S&P 500 Index Fund	C	250
MainStay S&P 500 Index Fund	I	250
MainStay S&P 500 Index Fund	R1	50
MainStay S&P 500 Index Fund	R2	50
MainStay S&P 500 Index Fund	Investor	200
MainStay Short Term Bond Fund	A	250
MainStay Short Term Bond Fund	B	250
MainStay Short Term Bond Fund	C	250
MainStay Short Term Bond Fund	I	250
MainStay Short Term Bond Fund	R1	50
MainStay Short Term Bond Fund	R2	50
MainStay Short Term Bond Fund	Investor	200
Common Stock (without further classification)		2,100
TOTAL:		30,800

            THIRD:                       The shares reclassified hereunder have been reclassified by the Board under the authority granted to it in the Charter.

            FOURTH:                                 These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

            FIFTH:                       The total number of shares of stock that the Corporation had authority to issue immediately prior to the acceptance of these Articles Supplementary by the SDAT was 25 billion (25,000,000,000) shares of common stock, par value $0.01 per share, and no shares of preferred stock.  The aggregate par value of all shares of stock having par value was $250,000,000.

            SIXTH:                       The total number of shares of stock that the Corporation had the authority to issue pursuant to these Articles Supplementary is 30 billion, 800 million (30,800,000,000) shares of common stock, par value $0.01 per share, and no shares of preferred stock.  The aggregate par value of all authorized shares of stock having par value is $308,000,000.

            SEVENTH:                                 The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.

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            IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Assistant Secretary on December 17, 2007.

ATTEST:                                                                            ECLIPSE FUNDS INC.

By: /s/ Thomas Humbert____                                                                                                  By: /s/ Stephen P. Fisher_____
Thomas Humbert                                                                                      Stephen P. Fisher
Assistant Secretary, Eclipse Funds Inc.                                                                                                 President, Eclipse Funds Inc.